UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2015

BBX CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-13133	65-0507804
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[      ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On December 18, 2015, BBX Capital Asset Management, LLC (“CAM”), a wholly owned subsidiary of BBX Capital Corporation (the “Company”), closed on the sale of an approximately 36-acre parcel of land to Lennar Corporation (“Lennar”) for total consideration of approximately $26 million. The parcel is located within the Company’s master-planned community of Bonterra in Hialeah, Florida and had a carrying value of approximately $16 million as of September 30, 2015. Approximately $16 million of the consideration for the parcel was paid to CAM in cash at closing, with the balance being evidenced by a $10 million promissory note made by Lennar in favor of CAM. The promissory note has a maturity date of April 13, 2016, subject to Lennar’s right to extend the maturity date until June 18, 2017.  The promissory note is interest-free during the initial term of the note and will bear interest at a rate of 8% per annum during the extended term, if any.  The promissory note may be prepaid at any time without penalty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBX CAPITAL CORPORATION

Date: December 22, 2015
By: /s/ Raymond S. Lopez
Raymond S. Lopez,
Chief Financial Officer